Exhibit 3.1
Michigan Department of Consumer and Industry Services
Filing Endorsement
This is to Certify that the ARTICLES OF INCORPORATION — PROFIT for
PSB GROUP, INC.
ID NUMBER: 52073C
received by facsimile transmission on February 28, 2003 is hereby endorsed Filed on February 28, 2003 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 28th day of February, 2003.

	/s/ Andrew L. Metcalf Jr.	, Director

Sent by Facsimile Transmission 03059	Bureau of Commercial Services

BCS/CD-500 (Rev. 10/00)
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.
Name
Joseph B. Hemker, Howard & Howard Attorneys, P.C.
Address
100 Portage Street

City	State	Zip Code
Kalamazoo	MI	49007	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
ARTICLE I
The name of the corporation is: PSB Group, Inc.
ARTICLE II
The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
In particular, the Corporation is formed for the purpose of engaging in activities authorized to be performed by bank holding companies pursuant to the Bank Holding Company Act of 1956, as amended, being 12 U.S.C. 1841.
ARTICLE III
The total authorized shares:
1.	Common Shares 60,000 shares without par value

Preferred Shares N/A

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
Each share shall have the same relative rights, preferences and limitations.

ARTICLE IV
1. The address of the registered office is:

1800 East 12 Mile Road	Madison Heights	, Michigan	48071

(Street Address or P.O. Box)	(City)		(ZIP Code)
2. The mailing address of the registered office, if different than above:

, Michigan

(Street Address or P.O. Box)	(City)		(ZIP Code)
3. The name of the resident agent at the registered office is:  David A. Wilson
ARTICLE V
The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address

David A. Wilson	1800 East 12 Mile Road, Madison Heights, MI 48071
ARTICLE VI
Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. This Article VI shall not apply and shall not eliminate personal liability of a director for:
(i)	The amount of a financial benefit received by a director to which he or she is not entitled;

(ii)	Intentional infliction of harm on the Corporation or its shareholders;

(iii)	A violation of Section 551 of the Michigan Business Litigation Act; or

(iv)	An intentional criminal act.
I, the incorporator sign my name this 25th day of February, 2003.

/s/ David A. Wilson

David A. Wilson

BCS/CD-510 (Rev. 2/01)
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
BUREAU OF COMMERCIAL SERVICES

Date	Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a	FILED
subsequent effective date within 90 days after	APR 18 2009
received date is stated in the document.	Administrator BUREAU OF COMMERCIAL SERVICES

Name
Joseph B. Hemker, Howard & Howard Attorneys, P.C.

Address
100 Portage Street

City	State	Zip Code
Kalamazoo	MI	49007	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.
RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on the last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:
1. The present name of the corporation is: PSB Group, Inc.
2. The identification number assigned by the Bureau is: 52073C
3. All former names of the corporation are: NA
4. The date of filing the original Articles of Incorporation was: February 28, 2003
The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of incorporation for the corporation:
ARTICLE I
The name of the corporation is: PSB Group, Inc.
ARTICLE II
The purpose or purposes for which the corporation is formed are:
To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan. In particular, the Corporation is formed for purpose of engaging in activities authorized to be performed by bank holding companies pursuant to the Bank Holding Company Act of 1956, as amended, being 12 U.S.C. 1841.

ARTICLE III
The total authorized shares:
     Common shares 5,000,000 Preferred shares 0
A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
Each share shall have the same rights, preferences and limitations.
ARTICLE IV
1. The address of the registered office is:

1800 East 12 Mile Road	Madison Heights	, Michigan	48071

(Street Address or P.O. Box)	(City)		(ZIP Code)
2. The mailing address of the registered office, if different than above:

NA		, Michigan

(Street Address or P.O. Box)	(City)		(ZIP Code)
3. The name of the resident agent at the registered office is: David A. Wilson
ARTICLE V
Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. This Article V shall not eliminate personal liability of a director for:
(i)	The amount of a financial benefit received by a director to which he or she is not entitled;

(ii)	Intentional infliction of harm on the Corporation or its shareholders;

(iii)	A violation of Section 551 of the Michigan Business Litigation Act; or

(iv)	An intentional criminal act.

These Restated Articles of Incorporation were duty adopted on the 8th day of April, 2003, in accordance with the provisions of Section 642 of the Act and were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

Signed this 8th day of April, 2003
By:	/s/ Robert L. Cole
(Signature of an authorized officer or agent)

Robert L. Cole, President
(Type or Print Name)

Michigan Department Of Energy, Labor & Economic Growth
Filing Endorsement
This is to Certify that the CERTIFICATE OF AMENDMENT — CORPORATION for
PSB GROUP, INC.
ID NUMBER: 52073C
received by facsimile transmission on April 29, 2009 is hereby endorsed Filed on April 29, 2009 by the Administrator.
The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 29TH day of April, 2009.
	/s/ Andrew L. Metcalf Jr.	, Director
Sent by Facsimile Transmission 03059	Bureau of Commercial Services

BCS/CD-515 (Rev. 03/07)
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)
The document is effective on the date filed, unless a
subsequent effective date within 90 days after received
date is stated in the document.
Name
Joseph B. Hemker, Esq., Howard & Howard Attorneys PLLC
Address
151 S. Rose Street, Suite 800

City Kalamazoo	State MI	Zip Code 49007

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.	EFFECTIVE DATE:
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instruction on the last page)
Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 182, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:
1.	The present name of the corporation is: PSB Group, Inc.

2.	The identification number assigned by the Bureau is: 52073C

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:

See Exhibit A attached hereto.

COMPLETE ONLY ONE OF THE FOLLOWING:
4. Profit or Nonprofit Corporation: For amendments adopted by unanimous consent of Incorporators before the first meeting of the board of directors of trustees.
The foregoing amendment to the Articles of Incorporation was duly adopted on the ____________ day of
_____________________, ____________, In accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.
Signed this _________ day of _______________, _______________

(signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)
5. Profit Corporation Only: Shareholder or Board Approval
The foregoing amendment to the Articles of Incorporation proposed by the board was duly adopted on the 28th day of April, 2009, by the: (check one of the following)
☑	shareholders at a meeting in accordance with Section 611(3) of the Act.

☐	written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

☐	board of a profit corporation pursuant to section 811(2) of the Act.

Profit Corporations and Professional Service Corporations Signed this 28th day of April, 2009
By	/s/ Michael J. Tierney
(Signature of an authorized officer or agent)
Michael J. Tierney
(Type or Print Name)

Exhibit A
PSB GROUP, INC.
AMENDMENT TO ARTICLES OF INCORPORATION
ARTICLE III
     The total number of shares of all classes of the capital stock which the Corporation has authority to issue is 10,200,000, which shall be divided into a class of 10,000,000 shares of common stock and a class of 200,000 shares of preferred stock.
Preferred Stock
     Subject to the limitations and restrictions set forth in this Article III, the board of directors is authorized and empowered at any time, and from time to time, to designate and issue any authorized and unissued preferred stock (whether or not previously designated as shares of a particular series, and including preferred stock of any series issued and thereafter acquired by the Corporation) as shares of one or more series, hereby or hereafter to be designated. Each different series of preferred stock may vary as to dividend rate, redemption price, liquidation price, voting rights and conversion rights, if any, all of which shall be fixed as hereinafter provided. Each series of preferred stock issued hereunder shall be so designated as to distinguish the shares thereof from the shares of the other series and classes. All preferred stock of any one series shall be alike in every particular.
     The rights, qualifications, limitations or restrictions or each series of preferred stock shall be as stated and expressed in the resolution or resolutions adopted by the board of directors which provides for the issuance of such series, which resolutions may include, but shall not be limited to, the following:
(i)	The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the board of directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

(ii)	The rate of the dividends thereon and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or any other series of preferred stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and if cumulative, the date or dates from which dividends shall accumulate;

(iii)	The amount per share, if any, which the holders of preferred stock of such series shall be entitled to receive, in addition to any dividends accrued and unpaid thereon, (a) upon the redemption thereof, plus the premium payable upon redemption, if any, or (b) upon the voluntary liquidation, dissolution or winding up of the Corporation; or (c) upon the involuntary liquidation, dissolution or winding up of the Corporation;

(iv)	The conversion or exchange rights, if any, of such series, including without limitation, the price or prices, rate or rates, provision for the adjustment thereof (including provisions for protection against the dilution or impairment of such rights), and all other terms and conditions upon which preferred stock constituting such series may be convertible into, or exchangeable for shares of any other class or classes or series;

(v)	Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

(vi)	Whether the shares of such series shall be subject to the operation of a purchase, retirement, or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

(vii)	The voting rights per share, if any, of each such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series) shall be entitled to vote separately as a single class, upon any merger, share exchange or other transaction of the Corporation, or upon any other matter, including (without limitation) the elections of one or more additional directors of the Corporation in case of dividend arrearage or other specified events; and

(viii)	Whether the issuance of any additional shares of such series, or of any shares of any other series shall be subject to restrictions of such series, as the board of directors may deem advisable and as shall not be inconsistent with the provisions of these articles of incorporation.
Common Stock
     No shares of common stock shall be entitled to any preferences, and each share of common stock shall be equal to every other share of such class of stock in every respect. At all meetings of shareholders of the Corporation, the holders of the common stock shall be entitled to one vole for each share of common stock held by them of record.

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